Exhibit 10.34

                         EXECUTIVE EMPLOYMENT AGREEMENT


     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is entered into and made effective this 3rd day of November, between Thomas A. Betts, Jr. ("Betts"), and Centura Insurance Services, Inc. ("CIS"), a wholly-owned subsidiary of Centura Banks, Inc. ("Centura"), a North Carolina bank holding corporation.

     WHEREAS, Betts has been and is currently associated with Betts & Company, a general partnership engaged in all facets of the insurance business with its principal offices in Rocky Mount, North Carolina; and

     WHEREAS,   Centura   Banks,   Inc.  has  acquired   Betts  &  Company  (the
"Acquisition") and combined, or intends to combine, Betts' insurance activities with those of CIS; and

     WHEREAS, CIS desires to provide for Betts' continued employment with CIS following the Acquisition; and

     WHEREAS, CIS desires to enter into this Agreement with Betts to set forth the terms of such employment; and

     WHEREAS, Betts agrees that the terms of this Agreement will allow him to be employed with and to devote his best efforts to CIS.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties agree as follows:

     1. EMPLOYMENT.

     CIS shall employ Betts as an insurance agent of CIS, with the duties, responsibilities and powers as assigned to him from time to time by the Board of Directors of CIS and as customarily associated with such position. Betts shall faithfully and diligently discharge his duties and responsibilities under this Agreement. Nothing contained in this Section 1 or elsewhere in this Agreement, however, will prevent or otherwise prohibit Betts from engaging in and pursuing personal affairs not inconsistent with his duties and responsibilities under this Agreement or prevent or prohibit Betts from managing and otherwise tending to his personal investments, in each case so long as the same does not interfere with the performance of his duties and responsibilities under this Agreement.

     2. TERM.

     The initial term of this Agreement shall be five (5) years, commencing on the date hereof (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement may be renewed for successive periods of one (1) year upon the mutual agreement of Betts and CIS (the "Renewal Terms").


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     3. COMPENSATION AND BENEFITS.

     (a) Base Salary. During the Initial Term of this Agreement, CIS shall pay to Betts as compensation for his services to CIS, a base salary of $240,000 per year, payable in equal monthly installments. In the event this Agreement is renewed pursuant to Section 2 hereof, the base salary payable hereunder for each Renewal Term may be increased from time to time in the discretion of the Board of Directors of CIS, which Board, in making such adjustments, shall consider, among other pertinent factors, industry standards, similarly situated employees, and the profitability of Centura "East" Insurance Group.

     (b) Commissions. In addition to the base salary, for the Initial Term of this Agreement, Betts shall be entitled to receive additional compensation equal to:

          (i) thirty-five percent (35%) of the commissions earned by the Centura "East" Insurance Group on new commercial and personal lines property and casualty, group life, and health insurance policies sold by Betts; and

          (ii) thirty percent (30%) of the commissions earned by the Centura "East" Insurance Group on renewal policies for new commercial and personal lines property and casualty, group life, and health insurance sold by Betts after the date hereof.

     The additional compensation described in this Section 3(b) shall be subject to change in the event this Agreement is renewed by Betts and CIS; provided, however, in no event will future commissions paid to Betts be less favorable than those paid under the standard compensation package available to other similarly situated employees of CIS.

     (c) Separate Consideration. In addition to the base salary and commissions described in this Section 3, Betts shall receive the sum of $5,000.00 upon execution of this Agreement, as separate consideration for the covenants set forth in Section 6 hereof.

     (d) Other Benefits. The above-stated compensation shall not be deemed inclusive nor prevent Betts from receiving any other compensation provided by CIS, and he shall be entitled, in any event (either directly or through salary adjustment), to health and hospitalization insurance (including major medical), long-term disability insurance, and life insurance, all in accordance (except as otherwise expressly provided herein) with CIS's insurance plans for officers and employees in comparable positions as such plans may be modified from time to time. For so long as Betts is an employee of CIS, Betts shall be entitled to participate in all current and future employee benefit plans and arrangements in which employees of CIS in comparable positions are permitted to participate.

     4. TERMINATION.

     Betts' employment under this Agreement shall terminate:

     (a) Death. Upon the death of Betts.


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     (b)  Disability.  Upon notice from CIS to Betts in the event Betts  becomes
"permanently disabled." For purposes of this Agreement, Betts shall be deemed "permanently disabled" six (6) months after the first date that he has become disabled by bodily or mental illness, disease, or injury, to the extent that he is prevented from performing his material and substantial duties of employment, and such disability has continued uninterrupted for six (6) months. If the
parties  or  their   representatives   cannot  agree  as  to  whether  Betts  is
"permanently disabled," as defined herein, they shall choose a physician to examine Betts for the purpose of determining or confirming the existence or extent of any disability. If the parties or their representatives cannot agree on the choice of a physician to make such examination, each party or its representative shall select one physician to make such examination and the two physicians selected shall select a third physician to make such examination and the three examining physicians shall by majority vote determine or confirm the existence or extent of any disability. Notwithstanding the foregoing, before terminating Betts in the event of his permanent disability, CIS shall offer Betts reasonable accommodation pursuant to the Americans with Disabilities Act, in which case Betts' duties and compensation hereunder may be adjusted in accordance with such accommodation. Betts shall have the right to decline CIS's offer of accommodation and, in such case, Betts' employment under this Agreement shall terminate as provided herein.

     (c) Cause. Upon notice from CIS to Betts for cause. For purposes of this Agreement, "cause" shall be defined as (i) a willful and continued failure by Betts to perform his duties in the capacities indicated above (other than due to disability); or (ii) a material breach by Betts of his fiduciary duties of loyalty or care to CIS or Centura, as established by the Board of Directors of Centura (other than due to disability); or (iii) a willful violation by Betts of any material provision of this Agreement; or (iv) a conviction of, or the entering of a plea of nolo contendere by Betts for any felony or any crime involving fraud or dishonesty; or (v) a willful violation of any material federal or state laws or regulations applicable to CIS or Centura. In addition, if Betts shall terminate his employment for a breach of this Agreement by CIS in accordance with Section 4(d) hereof, and it is ultimately determined that no reasonable basis existed for Betts' termination on account of the alleged default of CIS, such event shall be deemed cause for termination by CIS.

     Any notice of termination of Betts' employment with CIS for cause shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of his employment under the provisions contained herein and the date of termination (the "Termination Date"). If the cause alleged by CIS shall be (i), (ii), or (iii) set forth above, Betts shall be given the opportunity to cure the breach within a reasonable period of time upon receipt of notice but in no event to exceed thirty (30) days, unless such breach is not reasonably susceptible to being corrected within thirty (30) days, in which case Betts shall have the opportunity to cure such breach, provided that Betts has commenced corrective action within such thirty (30) day period and diligently pursues such action to completion.

     (d) Breach. Upon notice from Betts to CIS of CIS's failure to comply with any material provision of this Agreement, provided that CIS shall have thirty
(30) days from the receipt of such notice to cure any default under this Agreement. If such default shall be cured or if CIS shall have taken steps to cure the default within the thirty (30) day period and diligently pursues such action to completion, Betts shall have no right to terminate his employment under the provisions of this Section 4(d).

     (e) Expiration of Term. Upon the expiration of the Initial Term of this Agreement, if not renewed by the parties as set forth in Section 2 hereof.


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     5. COMPENSATION AND BENEFITS PAYABLE UPON TERMINATION.

     (a) Upon Betts' death during the Initial Term or any Renewal Term of this Agreement, CIS shall provide such death or insurance benefits as are provided in accordance with the regular policy of CIS to similarly positioned employees and pursuant to the terms of any benefit plans or arrangements maintained by CIS which provide such benefits.

     (b) In the event Betts becomes permanently disabled and is terminated as set forth in Section 4(b) hereof, CIS shall pay to Betts or his estate or beneficiaries for the balance of the then current term of this Agreement, the then existing base salary set forth in Section 3 hereof, provided that such payment shall be offset by any amounts received by Betts (i) under any long term disability plan maintained for the employees of CIS, (ii) from any other collateral source payable due to disability to the extent that such payments are derived from insurance or direct payments furnished by CIS, and (iii) social security benefits. Betts agrees to use reasonable efforts to obtain the benefit of any disability plan or policy covering him as a result of his employment by CIS in the circumstances contemplated by Section 4(b) and this Section 5(b).

     (c) If Betts' employment shall be terminated by Betts pursuant to Section 4(d) hereof, CIS shall continue to pay to Betts or his estate his full base salary in effect at the Termination Date and all applicable benefits due hereunder (provided that the terms of any employee benefit plan pursuant to which such benefits are provided permit participation by similarly positioned former employees of CIS, as applicable) for the balance of the then current term of this Agreement, provided that such payments shall not be made after the expiration of the then current term of this Agreement; and provided further that such payments shall be offset by any amounts paid to Betts under any severance or salary continuation policy or plan of CIS applicable to Betts.

     (d) In the event termination is for cause as described in Section 4(c) hereof or is due to the expiration of the Initial Term or any Renewal Term of this Agreement, CIS shall pay Betts the compensation and benefits described in
Section 3 hereof through the Termination Date and no other compensation or benefits shall be paid to Betts hereunder; provided, however, that nothing herein shall be deemed to terminate or limit the Betts' vested rights under any other benefit, retirement, or pension plan of CIS applicable to Betts, and the terms of those plans, programs, or arrangements shall govern.

         6.       CONFIDENTIALITY AND COVENANT NOT TO COMPETE.

     (a) Covenants. Betts hereby acknowledges that, by virtue of his employment by CIS, Betts will be in possession of and gain certain valuable knowledge and develop certain expertise with respect to the business of insurance, generally, and the business of CIS and Centura, specifically, including certain confidential information and trade secrets relating to such business and information relating to certain customers and potential customers of CIS and Centura. In connection with, and in view of the foregoing, Betts hereby agrees that, during the term of his employment pursuant to this Agreement:

          (i) he will not, directly or indirectly, engage in, or participate in the promotion, financing, ownership or management of, or otherwise provide services to, any firm, corporation, or business (whether as an employee, officer, director, agent, owner, partner, shareholder, consultant, or otherwise), the purpose or result of which, in whole or in part, is to assist


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     such firm,  corporation,  or business in the buying or selling of insurance in competition with CIS or Centura within 100 miles of any office of CIS, Centura or Centura Bank, a wholly-owned subsidiary of Centura, including the principal office of any of them;

          (ii) he will not, directly or indirectly in competition with CIS or Centura, call upon, solicit, sell to, attempt to sell to, or otherwise engage in or attempt to engage in the business of buying and selling insurance with, any firm, corporation, person or business that is a customer of CIS, Centura or Centura Bank at the time of such activity, or was a customer of CIS, Centura or Centura Bank at any time during the term of his employment pursuant to this Agreement;

          (iii) he will hold in a fiduciary capacity for the benefit of CIS and Centura, and will not directly or indirectly use or disclose, except as required in Betts' judgment in connection with the performance of his duties, as required by law or judicial or regulatory proceedings or as authorized by CIS or Centura, any "Company Information" (as defined below) that Betts may have or acquire (whether or not developed or compiled by Betts) during the Initial Term and any Renewal Term of this Agreement. The term "Company Information" as used in this Agreement shall mean confidential or proprietary information, including technical and financial information and customer or client lists, relating to CIS or Centura or its programs or procedures, including without limitation, information received by CIS or Centura from third parties under confidential conditions. The term "Company Information" shall also include, without limitation, Centura's computer data-base, forms and form letters, form contracts, information regarding specific transactions, financial information and estimates and long-term planning and goals. The term "Company Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of CIS or Centura; and

          (iv) he will hold in a fiduciary capacity for the benefit of CIS and Centura and will not directly or indirectly use or disclose, except as required in Betts' judgment in connection with the performance of his duties, as required by law or judicial or regulatory proceedings or as authorized by CIS or Centura, any "Customer Information" (as defined below) that Betts may have or acquire (whether or not developed or compiled by Betts and whether or not Betts has been authorized to have access to such Customer Information) during the Initial Term and any Renewal Term of this Agreement. The term "Customer Information" as used in this Agreement shall mean confidential or proprietary information, including technical and financial information and customer lists received by CIS, Centura or Betts from any customer or potential customer of CIS or Centura, and shall include any information subject to the provisions of the federal Right to Financial Privacy Act. The term "Customer Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the customer to which such information pertains.

     (b) Post Termination Covenants. Betts hereby agrees to honor the covenants expressed in Section 6(a) hereof for a period of three (3) years following termination of this Agreement in the event such termination is for "cause" pursuant to Section 4(c) hereof, or in the event CIS fails to offer to renew this Agreement or Betts elects not to renew this Agreement following the expiration of the Initial Term and any Renewal Term hereof, unless such election results from an offer by CIS to renew this Agreement on terms and conditions that are not substantially the same as, or at least equal or comparable to, those contained in this Agreement, including salary, benefits, and duties.


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     (c) Betts  agrees and  acknowledges  that,  if a violation  of any covenant contained in this Section 6 occurs or is threatened, such violation or threatened violation will cause irreparable injury to CIS and Centura, that the remedy at law for any such violation or threatened violation will be inadequate and that CIS and Centura shall be entitled to appropriate equitable relief.

     (d) The covenants contained in this Section 6 shall inure to the benefit of CIS and Centura, any successor or subsidiary of either of them.

     (e) The restrictions contained in this Section 6 are considered by the parties hereto to be fair and reasonable and necessary for the protection of the legitimate business interests of CIS and Centura.

     (f) In the event of a termination  of this  Agreement by Betts  pursuant to
Section 4(d) hereof, the restrictions contained in this Section 6 shall no longer apply to Betts from and after the Termination Date.

     (g) In the event CIS fails to offer to renew this Agreement after the Initial Term or any Renewal Term, the restrictions contained in this Section 6 shall no longer apply to Betts.

     7. SUCCESSORS; BINDING AGREEMENT.

     (a) This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of CIS or Centura, and CIS and Centura shall require any such successor to expressly assume and agree to perform this Agreement. As used in this Agreement, "Centura" shall mean Centura as hereinbefore defined and any successor to its business and/or assets as aforesaid.

     (b) This Agreement shall inure to the benefit of and be enforceable by Betts' personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Betts should die while any amount would still be payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Betts' estate.

     8. MONETARY DAMAGES.

     Notwithstanding any provision of this Agreement to the contrary, Betts shall not be liable to CIS for monetary damages in the event of a violation or breach of any of the provisions or covenants of this Agreement, except to the extent that any such violation or breach is of the covenants set forth in
Section 6 hereof.

     9. MISCELLANEOUS.

     (a) All notices required or permitted hereunder shall be given in writing by actual delivery or by registered or certified mail (postage prepaid) at the following addresses or at such other places as shall be designated in writing:

               Betts:                    Thomas A. Betts, Jr.
                                         1516 Lafayette Avenue
                                         Rocky Mount, North Carolina 27804


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               CIS:                      Centura Insurance Services, Inc.
                                         Post Office Box 1220
                                         134 North Church Street
                                         Rocky Mount, North Carolina 27804
                                         Attention: Reid Rhodes

               With a copy to:           Centura Banks, Inc.
                                         Post Office Box 1220
                                         134 North Church Street
                                         Rocky Mount, North Carolina 27804
                                         Attention: H. Kel Landis, III

     (b) References in this Agreement to "similarly positioned" or "similarly situated" employees shall mean those employees of CIS of comparable rank and level of responsibility and with comparable duties. The existence or non-existence of a contract of employment with CIS shall not be relevant for the purpose of identifying those employees (or, if appropriate, former employees) of CIS who are "similarly positioned" or "similarly situated."

     (c) If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, all of which shall remain in full force and effect.

     (d) The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of its rights hereunder.

     (e) This Agreement contains the entire agreement of the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. It may be changed or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

     (f) This Agreement shall be construed and enforced in accordance with the laws of the state of North Carolina, except as preempted by the Employee Retirement Income Security Act of 1974, as amended.

     IN WITNESS WHEREOF, Betts has executed this Agreement under seal by adopting the word "SEAL" beside his name and CIS has executed this Agreement under seal through its duly authorized officers as of the day and year first above written.



                                           /s/ Thomas A. Betts, Jr.  (SEAL)
                                               Thomas A. Betts, Jr.


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                                           CENTURA INSURANCE SERVICES, INC.



                                           By: /s/ Reid J. Rhodes
                                                   Reid J. Rhodes
                                           Title:  President

ATTEST:


 /s/ Joseph A. Smith, Jr.
     Joseph A. Smith, Jr.
          Secretary

(Corporate Seal)


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